Exhibit 21

                        GLOBAL PARI-MUTUEL SERVICES, INC.
                              LIST OF SUBSIDIARIES


Royal Turf Club, Inc.
Royal Turf Club, Ltd - Antigua
Royal Turf Club, Ltd,. - St Kitts.